 Exhibit 99.1

AppTech Payments Corp. Announces Pricing of $5.0 Million Registered Direct Offering and Concurrent Private Placement

Carlsbad, CA, January 31, 2023 (GLOBE NEWSWIRE) – AppTech Payments Corp. (Nasdaq: APCX) (the “Company” or “AppTech”), an innovative Fintech company powering seamless, omni-channel commerce between businesses and consumers, announced today that it has entered into a securities purchase agreement with institutional investors to purchase approximately $5 million of its common stock in a registered direct offering and warrants to purchase common stock in a concurrent private placement. The combined effective purchase price for each share of common stock and associated warrant to purchase one share of common stock will be $3.00.

Under the terms of the securities purchase agreement, AppTech has agreed to issue 1,666,667 shares of common stock. In the concurrent private placement, which will be consummated concurrently with the offering, AppTech also has agreed to issue warrants (the “Warrants”) to purchase up to an aggregate of 1,666,667 shares of common stock. Each of the Warrants will have an exercise price of $4.64 per share of common stock and are exercisable on and after August 1, 2023. The Warrants will expire five years from the date on which they become exercisable.

EF Hutton, division of Benchmark Investments, LLC, is acting as exclusive placement agent for the offering. The offering is expected to close on or about February 1, 2023, subject to the satisfaction of customary closing conditions.

The shares of common stock are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-265526) previously filed and declared effective by the Securities and Exchange Commission (SEC) on July 15, 2022. The offering of the shares of common stock will be made only by means of a prospectus supplement that forms a part of the registration statement. The warrants issued in the concurrent private placement and the shares issuable upon exercise of such warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder, have not been registered under the Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Copies of the prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting EF Hutton, division of Benchmark Investments, LLC Attention: Syndicate Department, 590 Madison Avenue, 39th Floor, New York, NY 10022, by email at syndicate@efhuttongroup.com, or by telephone at (212) 404-7002.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AppTech Payments Corp.

AppTech Payments Corp. (NASDAQ: APCX) is an innovative Fintech company whose mission is to deliver a better way for businesses to provide their customers with customizable, immersive commerce experiences. Commerse, its all-new, patent-backed technology platform powering seamless omni-channel Commerce Experiences-as-a-Service (CXS), drives highly secure, scalable, cross-border digital banking, text-to-pay, and merchant services altogether from a single, unified stack designed to increase operational efficiencies and growth for businesses while providing the economic convenience their customers demand from today’s commerce experiences. For more information, visit apptechcorp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, the risks disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2022, and in the Company’s other filings with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

Investor Relations Contact

Ben Shamsian

Lytham Partners, LLC

shamsian@lythampartners.com

646-829-9701

Media Contact

KCD PR for AppTech Payments Corp.

AppTech@kcdpr.com

619-252-9111

AppTech Payments Corp.

info@apptechcorp.com

760-707-5959